                                                                      EX-99.h.6.

                          EXPENSE LIMITATION AGREEMENT

                                 ABERDEEN FUNDS

     EXPENSE LIMITATION  AGREEMENT,  effective as of [__________] by and between
ABERDEEN ASSET  MANAGEMENT  INC. (the  "Investment  Adviser") and ABERDEEN FUNDS
(the  "Trust")  a Delaware  statutory  trust,  on behalf of the funds  listed on
Exhibit A (each, a "Fund").

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940  Act"),  as an open end  management  company of the series type, and each Fund is a separate series of the Trust; and

     WHEREAS,  the  Trust  and  the  Investment  Adviser  have  entered  into an
Investment Advisory Agreement (the "Advisory Agreement"),  pursuant to which the
Investment  Adviser  renders  investment  advisory  services  to each  Fund  for compensation  based on the value of the  average  daily net assets of that Fund;
and

     WHEREAS,  the Trust and the Investment  Adviser have  determined that it is appropriate  and in the best  interests  of each  Fund and its  shareholders  to maintain  the expenses of the Fund at a level below the level to which that Fund would otherwise be subject.

     NOW, THEREFORE, the parties hereto agree as follows:

1. Expense Limitation.

     1.1.  Applicable  Expense Limit. To the extent that the aggregate  expenses incurred by a Fund or a class of a Fund in any fiscal  year,  including  but not limited to investment  advisory fees of the  Investment  Adviser (but  excluding interest,  taxes,  brokerage  commissions and other costs incurred in connection with the purchase and sale of portfolio  securities,  Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures  which  are  capitalized  in  accordance  with  generally  accepted accounting principles, expenses incurred by a Fund in connection with any merger or reorganization,  and other non-routine  expenses not incurred in the ordinary course of the Fund's business) ("Fund Operating Expenses"), exceed the Operating
Expense Limit, as defined in Section 1.2 below,  such excess amount (the "Excess
Amount") shall be the liability of the Investment Adviser.

     1.2. Operating Expense Limit. The Operating Expense Limit in any year shall be an amount that is a percentage  of the average daily net assets of each class of the Fund at an annual rate as  described  in Exhibit A, or such other  annual rate as may be agreed to in writing by the  parties.  The parties  hereby  agree that Operating Expense Limit described in Exhibit A will not be increased before the date listed on Exhibit A.

     1.3. Method of Computation. To determine the Investment Adviser's liability with respect to the Excess Amount for the Funds,  each month the Fund  Operating
Expenses shall be annualized as of the last day of the month for each class of a
Fund.  If the  annualized  Fund  Operating  Expenses  for any month  exceed  the
Operating Expense Limit of a Fund class, the Investment  Adviser shall (i) waive or reduce its advisory fee by an amount sufficient to reduce the annualized Fund
Operating  Expenses  to an amount  which does not exceed the  Operating  Expense
Limit,  and/or (ii) remit to a Fund an amount that,  together with the waived or reduced advisory fee, is sufficient to satisfy such Excess Amount.

     1.4 Year-End  Adjustment.  If  necessary,  on or before the last day of the first month of each fiscal  year,  an  adjustment  payment  shall be made by the appropriate  party in order  that the  amount  of the  advisory  fees  waived or reduced and other  payments  remitted by the  Investment  Adviser to a Fund with respect to the previous fiscal year shall equal the Excess Amount.

2. Reimbursement of Fee Waivers and Expense Reimbursements.

     2.1. Reimbursement.

     A.   Aberdeen  Select Equity Fund,  Aberdeen  Select Growth Fund,  Aberdeen
          Global  Health  Sciences  Fund and Aberdeen  Global  Technology  &
          Communications Fund

     For the Funds  identified  above,  if in any fiscal year during which total
Fund assets are greater than $100 million and in which the  Investment  Advisory
Agreement is still in effect,  the estimated  aggregate Fund Operating  Expenses for the fiscal  year are less than the  Operating  Expense  Limit for that year, subject to  quarterly  approval by the Trust's  Board of Trustees as provided in
Section 2.2 below, the Investment  Adviser shall be entitled to reimbursement by a Fund,  in whole or in part as provided  below,  of the advisory fees waived or reduced  and other  payments  remitted  by the  Investment  Adviser  to the Fund pursuant to Section 1 hereof.  The total  amount of  reimbursement  to which the
Investment Adviser may be entitled (the "Reimbursement  Amount") shall equal, at any time,  the sum of all  advisory  fees  previously  waived or  reduced by the
Investment  Adviser and all other payments remitted by the Investment Adviser to a Fund or a class of a Fund (as appropriate), pursuant to Section 1 hereof, less any  reimbursement  previously  paid by such  Fund  to the  Investment  Adviser, pursuant to Section 2 hereof,  with  respect to such  waivers,  reductions,  and payments;  provided,  however,  that no Reimbursement  Amount shall be paid at a date more than five (5) years after the fiscal year when the Investment  Adviser waived  investment  advisory  fees or reimbursed  other  expenses to a Fund or a class of a Fund for the  corresponding  Excess Amount pursuant to Section 1. The
Reimbursement   Amount  shall  not  include  any  additional   charges  or  fees
whatsoever,   including,   but  not  limited  to,  interest   accruable  on  the
Reimbursement Amount.

     B.   Aberdeen Mid Cap Growth Fund, Aberdeen Select Small Cap Fund, Aberdeen
          China  Opportunities  Fund,  Aberdeen  Global Natural  Resources Fund,
          Aberdeen Optimal Allocations Funds,  Aberdeen Developing Markets Fund,
          Aberdeen  International  Equity Fund,  Aberdeen Select Worldwide Fund,
          Aberdeen Global  Financial  Services Fund,  Aberdeen Global  Utilities
          Fund,  Aberdeen  Hedged Core Equity  Fund,  Aberdeen  Small Cap Growth
          Fund,  Aberdeen Small Cap Value Fund, Aberdeen Small Cap Opportunities
          Fund,  Aberdeen  Market  Neutral Fund and Aberdeen  Equity  Long-Short
          Fund.

     For the Funds  identified  above,  if in any fiscal year during which total
Fund assets are greater than $100 million and in which the  Investment  Advisory
Agreement is still in effect,  the estimated  aggregate Fund Operating  Expenses for the fiscal  year are less than the  Operating  Expense  Limit for that year, subject to  quarterly  approval by the Trust's  Board of Trustees as provided in
Section 2.2 below, the Investment  Adviser shall be entitled to reimbursement by a Fund,  in whole or in part as provided  below,  of the advisory fees waived or reduced  and other  payments  remitted  by the  Investment  Adviser  to the Fund pursuant to Section 1 hereof. The Reimbursement Amount shall equal, at any time, the sum of all  advisory  fees  previously  waived or reduced by the  Investment
Adviser and all other payments remitted by the Investment Adviser to a Fund or a class of a Fund  (as  appropriate),  pursuant  to  Section  1  hereof,  less any reimbursement  previously paid by such Fund to the Investment Adviser,  pursuant to Section 2 hereof,  with respect to such  waivers,  reductions,  and payments;
provided,  however,  that no  Reimbursement  Amount shall be paid at a date more than three (3) years after the fiscal year when the  Investment  Adviser  waived investment  advisory fees or reimbursed other expenses to a Fund or a class of a
Fund  for  the   corresponding   Excess  Amount   pursuant  to  Section  1.  The
Reimbursement   Amount  shall  not  include  any  additional   charges  or  fees
whatsoever,   including,   but  not  limited  to,  interest   accruable  on  the
Reimbursement Amount.

     2.2.  Board  Approval.  No  reimbursement  shall be paid to the  Investment
Adviser pursuant to this provision in any fiscal year,  unless the Trust's Board of Trustees has determined that the payment of such reimbursement is appropriate in light of the terms of this  Agreement.  The Trust's  Board of Trustees  shall determine  quarterly in advance whether any portion of the Reimbursement  Amount may be paid to the Investment Adviser in such quarter.

     2.3.  Method of  Computation.  To determine a Fund's  payments,  if any, to reimburse  the  Investment  Adviser for all or any portion of the  Reimbursement
Amount,  each month the Fund  Operating  Expenses  for each Fund class  shall be annualized as of the last day of the month.  If the  annualized  Fund  Operating
Expenses for any month are less than the Operating  Expense Limit for that class for that year, a Fund,  only with the prior approval of the Board,  shall pay to the  Investment  Adviser an amount  sufficient to increase the  annualized  Fund
Operating  Expenses to an amount no greater than the Operating Expense Limit for that year,  provided  that such amount paid to the  Investment  Adviser will not exceed the total Reimbursement Amount. If the annualized Fund Operating Expenses for a Fund are greater than the  Operating  Expense Limit for one or more months in a quarter and less than the remaining month(s),  the calculation described in this section  will be made on a monthly  basis and the net amount of the monthly calculations will be presented to the Board for approval.

     2.4. Year-End  Adjustment.  If necessary,  on or before the last day of the first month of each fiscal  year,  an  adjustment  payment  shall be made by the appropriate party in order that the actual Fund Operating Expenses for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3. Term and Termination of Agreement.

     This Agreement  shall continue in effect for the period listed on Exhibit A for any  Fund  covered  by the  Agreement  and then  unless  this  Agreement  is terminated earlier as provided below, from year to year thereafter provided such continuance is specifically  approved by a majority of the Trustees of the Trust who (i) are not  "interested  persons"  of the Trust or any other  party to this
Agreement,  as  defined  in the 1940 Act,  and (ii)  have no direct or  indirect
financial   interest  in  the  operation  of  this  Agreement   ("Non-Interested
Trustees"), provided however, that the reimbursements described in Section 2.1 A will not  continue  to accrue  for more than five  years and the  reimbursements described in Section 2.1 B will not continue to accrue for more than three years after the fiscal year when the  Investment  Adviser waived  investment  advisory fees or reimbursed other expenses to a Fund for the corresponding  Excess Amount pursuant  to Section 1. In order to  terminate  the  Agreement,  the  Investment
Adviser must give at least 30 days' prior  written  notice to the Trust prior to the end of the  period  listed on  Exhibit A or the end of the  annual  renewal.
Regardless of any other  termination  provisions,  the  provisions  contained in
Section 2 of this  Agreement  relating to the  reimbursement  of the  Investment
Adviser  for fee  waivers  and  expense  reimbursements  previously  made by the
Investment  Adviser on behalf of the Fund shall survive the  termination  of the
Agreement.

4. Miscellaneous.

     4.1. Captions.  The captions in this Agreement are included for convenience of reference  only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     4.2.  Interpretation.  Nothing herein  contained shall be deemed to require the Trust or a Fund to take any action  contrary  to the Trust's  Agreement  and
Declaration  of Trust or By-Laws,  or any  applicable  statutory  or  regulatory requirement  to which it is  subject  or by which it is bound,  or to relieve or deprive the Trust's Board of Trustees of its  responsibility  for and control of the conduct of the affairs of the Trust or the Fund.

     4.3.  Definitions.  Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations  of net asset  values,  and the  allocation  of expenses,  having a counterpart  in or  otherwise  derived  from the  terms  and  provisions  of the
Advisory  Agreement  or the 1940  Act,  shall  have the same  meaning  as and be resolved by reference to such Advisory Agreement or the 1940 Act.

     IN WITNESS WHEREOF,  the parties have caused this Agreement to be signed by their  respective  officers  thereunto  duly  authorized  and  their  respective corporate  seals to be  hereunto  affixed,  as of the day and year  first  above written.

                                         ABERDEEN FUNDS

                                         By:
                                            ------------------------------------
                                         Name: Vincent J. Esposito
                                         Title: President

                                         ABERDEEN ASSET MANAGEMENT INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A
                   to the Expense Limitation Agreement between
                               ABERDEEN FUNDS and
                         ABERDEEN ASSET MANAGEMENT INC.
                             Effective [__________]*

Name of Fund/Class                          Expense Limitation for Fund/Class

Aberdeen Select Equity Fund
Class A                                                  1.20%
Class B                                                  1.20%
Class C                                                  1.20%
Class R                                                  1.20%
Institutional Service Class                              1.20%
Institutional Class                                      1.20%

Aberdeen Select Mid Cap Growth Fund
Class A                                                  1.20%
Class B                                                  1.20%
Class C                                                  1.20%
Class D                                                  1.20%
Class R                                                  1.20%
Institutional Service Class                              1.20%
Institutional Class                                      1.20%

Aberdeen Select Small Cap Fund
Class A                                                  1.35%
Class B                                                  1.35%
Class C                                                  1.35%
Class R                                                  1.35%
Institutional Service Class                              1.35%
Institutional Class                                      1.35%

Aberdeen Select Growth Fund
Class A                                                  1.30%
Class B                                                  1.30%
Class C                                                  1.30%
Class R                                                  1.30%
Institutional Service Class                              1.30%
Institutional Class                                      1.30%

Aberdeen Select Worldwide Fund
Class A                                                  1.40%
Class B                                                  1.40%
Class C                                                  1.40%
Class R                                                  1.40%
Institutional Service Class                              1.40%
Institutional Class                                      1.40%

Aberdeen China Opportunities Fund
Class A                                                  1.75%
Class B                                                  1.75%
Class C                                                  1.75%
Class R                                                  1.75%
Institutional Service Class                              1.75%
Institutional Class                                      1.75%

Aberdeen Developing Markets Fund
Class A                                                  1.55%
Class B                                                  1.55%
Class C                                                  1.55%
Class R                                                  1.55%
Institutional Service Class                              1.55%
Institutional Class                                      1.55%

Aberdeen International Equity Fund
Class A                                                  1.40%
Class B                                                  1.40%
Class C                                                  1.40%
Class R                                                  1.40%
Institutional Service Class                              1.40%
Institutional Class                                      1.40%

Aberdeen Hedged Core Equity Fund
Class A                                                  1.65%
Class B                                                  1.65%
Class C                                                  1.65%
Class R                                                  1.65%
Institutional Service Class                              1.65%
Institutional Class                                      1.65%

Aberdeen Market Neutral Fund
Class A                                                  1.65%
Class B                                                  1.65%
Class C                                                  1.65%
Class R                                                  1.65%
Institutional Service Class                              1.65%
Institutional Class                                      1.65%

Aberdeen Equity Long-Short Fund
Class A                                                  1.65%
Class B                                                  1.65%
Class C                                                  1.65%
Class R                                                  1.65%
Institutional Service Class                              1.65%
Institutional Class                                      1.65%

Aberdeen Global Financial Services Fund
Class A                                                  1.40%
Class B                                                  1.40%
Class C                                                  1.40%
Class R                                                  1.40%
Institutional Service Class                              1.40%
Institutional Class                                      1.40%

Aberdeen Health Sciences Fund
Class A                                                  1.40%
Class B                                                  1.40%
Class C                                                  1.40%
Class R                                                  1.40%
Institutional Service Class                              1.40%
Institutional Class                                      1.40%

Aberdeen Natural Resources Fund
Class A                                                  1.20%
Class B                                                  1.20%
Class C                                                  1.20%
Class R                                                  1.20%
Institutional Service Class                              1.20%
Institutional Class                                      1.20%

Aberdeen Technology and Communications Fund
Class A                                                  1.38%
Class B                                                  1.38%
Class C                                                  1.38%
Class R                                                  1.38%
Institutional Service Class                              1.38%
Institutional Class                                      1.38%

Aberdeen Global Utilities Fund
Class A                                                  1.20%
Class B                                                  1.20%
Class C                                                  1.20%
Class R                                                  1.20%
Institutional Service Class                              1.20%
Institutional Class                                      1.20%

Aberdeen Optimal Allocations Fund: Growth
Class A                                                  0.25%
Class B                                                  0.25%
Class C                                                  0.25%
Class R                                                  0.25%
Institutional Service Class                              0.25%
Institutional Class                                      0.25%

Aberdeen Optimal Allocations Fund: Moderate Growth
Class A                                                  0.25%
Class B                                                  0.25%
Class C                                                  0.25%
Class R                                                  0.25%
Institutional Service Class                              0.25%
Institutional Class                                      0.25%

Aberdeen Optimal Allocations Fund: Moderate
Class A                                                  0.25%
Class B                                                  0.25%
Class C                                                  0.25%
Class R                                                  0.25%
Institutional Service Class                              0.25%
Institutional Class                                      0.25%

Aberdeen Optimal Allocations Fund:  Defensive
Class A                                                  0.25%
Class B                                                  0.25%
Class C                                                  0.25%
Class R                                                  0.25%
Institutional Service Class                              0.25%
Institutional Class                                      0.25%

Aberdeen Optimal Allocations Fund: Specialty
Class A                                                  0.25%
Class B                                                  0.25%
Class C                                                  0.25%
Class R                                                  0.25%
Institutional Service Class                              0.25%
Institutional Class                                      0.25%

Aberdeen Small Cap Opportunities Fund
Class A                                                  1.25%
Class B                                                  1.25%
Class C                                                  1.25%
Class R                                                  1.25%
Institutional Service Class                              1.25%
Institutional Class                                      1.25%

Aberdeen Small Cap Growth Fund
Class A                                                  1.35%
Class B                                                  1.35%
Class C                                                  1.35%
Class R                                                  1.35%
Institutional Service Class                              1.35%
Institutional Class                                      1.35%

Aberdeen Small Cap Value Fund
Class A                                                  1.35%
Class B                                                  1.35%
Class C                                                  1.35%
Class R                                                  1.35%
Institutional Service Class                              1.35%
Institutional Class                                      1.35%

*    Effective  [_________]  until at least  February 28, 2009, as most recently approved at the  [_____________]  Board Meeting.  These expense limitations may be revised,  after the  expiration of the agreed upon term, if mutually agreed  upon by the  parties.  They may also be  revised  to  increase  the limitations at anytime if mutually agreed upon by the parties.

                                         ABERDEEN FUNDS

                                         By:
                                            ---------------------------------
                                         Name: Vincent J. Esposito
                                         Title: President

                                         ABERDEEN ASSET MANAGEMENT INC.

                                         By:
                                            ---------------------------------
                                         Name:
                                         Title: